Product supplement U	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	Dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Buffered Underlying Securities (BUyS) Linked to an Index Fund

General

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Deutsche Bank AG may offer and sell securities linked to an index fund from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.

•	Payment on the securities is linked to an underlying index fund as described below.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

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The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

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Investing in the securities is not equivalent to investing in securities linked directly to the index fund, the index underlying the index fund or any of the equity securities included in the index underlying the index fund.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

May 7, 2007

SUMMARY TERMS

Index Fund	The underlying index fund designated in the relevant pricing supplement (the “Index Fund”) accompanying this product supplement.

Index	The index underlying the Index Fund (the “Index”).

Payment at Maturity

The payment you will receive at maturity is based on the value of the Final Level relative to the Initial Level (or the Strike Level, if applicable) and the Buffer Level, which will be a reduction from the Initial Level expressed as a positive percentage. The Buffer Level will be set forth in the relevant pricing supplement.

If the Final Level is greater than the Initial Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 security face amount that provides you with a return on your investment equal to the Index Fund Return multiplied by the Participation Rate, subject, if applicable, to the Maximum Return on the security. If applicable, the “Maximum Return” on the securities is a percentage of the security face amount which we will determine on the Trade Date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited by the Maximum Return even if the Index Fund Return multiplied by the Participation Rate would yield a return that is greater than the Maximum Return. Subject to any applicable Maximum Return on the security, your final payment per $1,000 security face amount will be calculated as follows:

$1,000 + ($1,000 x Index Fund Return x Participation Rate)

If the Final Level is equal to the Initial Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 security face amount.

Your investment is protected against a decline in the Index Fund up to the Buffer Level. If the Final Level declines from the Initial Level (or the Strike Level, if applicable), and such decline is equal to or less than the Buffer Level, you will receive a cash payment of $1,000 per $1,000 security face amount.

Your investment will be exposed to any decline in the Index Fund beyond the Buffer Level. If the Final Level declines from the Initial Level (or the Strike Level, if applicable) by more than the Buffer Level, for every 1% decline of the Index Fund beyond the Buffer Level, you will lose an amount equal to 1% of the face amount of your securities multiplied by the Downside Participation Percentage, if applicable, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, to be the greater of:

•	$1,000 + $1,000 x (Index Fund Return + Buffer Level) x Downside Participation Percentage, if applicable; and

•	$1,000 x Buffer Level

You will lose some of your investment at maturity if the Final Level declines from the Initial Level (or the Strike Level, if applicable) by more than the Buffer Level.

Other Terms	In each case, if applicable, the “Maximum Return”, “Buffer Level”, “Participation Rate” and “Downside Participation Percentage” will be specified in the relevant pricing supplement.

Index Fund Return	Unless otherwise specified in the relevant pricing supplement, the Index Fund Return will be equal to:

Final Level – Initial Level (or the Strike Level, if applicable) Initial Level (or the Strike Level, if applicable)

Initial Level	The closing level of one share of the Index Fund on the Trade Date, or such other level as specified in the relevant pricing supplement.

Final Level

The closing level of one share of the Index Fund on the Final Valuation Date multiplied by the Share Adjustment Factor, or the arithmetic average of the closing levels of one share of the Index Fund on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement, multiplied by the Share Adjustment Factor.

Share Adjustment Factor	1.0 on the Trade Date and subject to adjustment under certain circumstances as described below under “Description of Securities—Payment at Maturity” and “Terms of Securities—Anti-Dilution Adjustments”

Strike Level

The relevant pricing supplement may specify an Index Fund level other than the Initial Level to be used for calculating the Index Fund Return and the amount payable at maturity. For example, the relevant pricing supplement may specify that a Strike Level equal to 95% of the Initial Level shall be used to calculate the Index Fund Return.

Trade Date	As specified in the relevant pricing supplement.

Index Fund Valuation Date(s)

The Final Level will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Index Fund Valuation Dates” in this product supplement. Any Index Fund Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to each $1,000 face amount of our Buffered Underlying Securities (BUyS) Linked to an Index Fund.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying index fund (the “Index Fund”). We refer to the index underlying the Index Fund as the “Index.” The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities do not pay coupon payments and do not guarantee return of your initial investment at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index Fund calculated in accordance with the formula set forth below.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $1,000, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The Maturity Date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below.

The amount you will receive at maturity is based on the value of the Final Level relative to the Initial Level (or the Strike Level, if applicable) and the Buffer Level and Maximum Return, if applicable.

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If the Final Level is greater than the Initial Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 security face amount that provides you with a return on your investment equal to the Index Fund Return multiplied by the Participation Rate subject, if applicable, to the Maximum Return on the securities. If applicable, the Maximum Return on the securities is a percentage which we will determine on the Trade Date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited to the Maximum Return even if the Index Fund Return multiplied by the Participation Rate is greater than the Maximum Return. Subject to any applicable Maximum Return, your final payment per $1,000 security face amount will be calculated as follows:

$1,000 + ($1,000 x Index Fund Return x Participation Rate)

•	If the Final Level is equal to the Initial Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 security face amount.

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Your investment is protected against a decline in the Index Fund up to the Buffer Level. If the Final Level declines from the Initial Level (or the Strike Level, if applicable) and such decline is equal to or less than the Buffer Level, you will receive a cash payment of $1,000 per $1,000 security face amount.

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Your investment will be exposed to any decline in the Index Fund beyond the Buffer Level. If the Final Level declines by more than the Buffer Level, for every 1% decline of the Index Fund beyond the Buffer Level, you will lose an amount equal to 1% of the face amount of your securities multiplied by the Downside Participation Percentage, if applicable, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, to be the greater of:

•	$1,000 + $1,000 x (Index Fund Return + Buffer Level) x Downside Participation Percentage, if applicable; and

•	$1,000 x Buffer Level

You will lose some of your investment at maturity if the Final Level declines from the Initial Level (or the Strike Level, if applicable) by more than the Buffer Level.

Unless otherwise specified in the relevant pricing supplement, the “Index Fund Return,” as calculated by the calculation agent, is the percentage change in the closing level of one share of the Index Fund calculated by comparing the closing level of one share of the Index Fund on the Final Valuation Date multiplied by the Share Adjustment Factor, or the arithmetic average of the closing levels of one share of the Index Fund on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement, multiplied by the Share Adjustment Factor (the “Final Level”), to the closing level of one share of the Index Fund on the Trade Date (the “Initial Level”) or to a percentage of the Initial Level (the “Strike Level”). The relevant pricing supplement will specify the Initial Level and the manner in which the Final Level is determined. The Index Fund Return, unless otherwise specified in the relevant pricing supplement, is calculated as follows:

Index Fund Return =	Final Level – Initial Level (or the Strike Level, if applicable)

Initial Level (or the Strike Level, if applicable)

In each case, if applicable, the “Maximum Return,” “Buffer Level,” “Participation Rate” and “Downside Participation Percentage” will be set forth in the relevant pricing supplement.

The “closing level” of one share of the Index Fund (or any successor index fund (as defined under “Terms of Securities—Alternate Calculation of Closing Level”) or one unit of any other security for which a closing level must be determined) on any trading day (as defined below) means:

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if the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price for one share of the Index Fund, regular way, of the principal trading session on such day on the principal U.S. national securities exchange registered under the Exchange Act, on which the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading;

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if the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading on any U.S. national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price for one share of the Index Fund of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board operated by the NASD on such day;

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if the Index Fund (or any such successor index fund or such other security) is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the last reported sale price for one share of the Index Fund of the principal trading session on the OTC Bulletin Board on such day; or

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if the Index Fund (or any such successor index fund) is de-listed, liquidated or otherwise terminated, the closing level for one share of the Index Fund calculated pursuant to the alternative methods of calculation of the closing level described under “Terms of Securities—Alternate Calculation of Closing Level”; or

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if, because of a market disruption event (as defined under “Terms of Securities—Market Disruption Events”) or otherwise, the last reported sale price for one share of the Index Fund (or any such successor index fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for one share of the Index Fund (or any such successor index fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “Terms of Securities—Alternate Calculation of Closing Level.” The term OTC Bulletin Board will include any successor service thereto.

A “trading day” is, unless otherwise specified in the relevant pricing supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for shares of the Index Fund.

The “relevant exchange” is, unless otherwise specified in the relevant pricing supplement, the primary organized exchange or market of trading for the shares of the Index Fund (or any successor index fund) or any security (or any combination thereof) then included in the Index (or any index underlying a successor index fund).

The Index Fund Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant pricing supplement, and any such date is subject to adjustment as described below. If an Index Fund Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Fund Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the Index Fund closing level for an Index Fund Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing level of one share of the Index Fund for the Index Fund Valuation Date on such date in accordance with the formula for and method of calculating the closing level of one share of the Index Fund last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing level of one share of the Index Fund (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing level of one share of the Index Fund that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each equity security most recently held by the Index Fund.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We describe market disruption events under “Terms of Securities—Market Disruption Events.”

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

R ISK FACTORS

Your investment in the securities will involve certain risks. The securities do not provide for coupon payments or guarantee return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in a security linked directly to the Index Fund, the Index or any of the equity securities included in the Index. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

The securities do not provide for coupon payments or guarantee the return of your investment at maturity.

The securities do not provide for coupon payments and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement. You will lose some of your investment at maturity if the Final Level declines from the Initial Level (or the Strike Level, if applicable) by more than the Buffer Level. The relevant pricing supplement will specify whether the securities have a Strike Level.

The appreciation potential of the securities is limited to the Maximum Return, if applicable.

If the securities are subject to a Maximum Return, the appreciation potential of the securities is limited to the Maximum Return. Any applicable Maximum Return will be a percentage which we will determine on the Trade Date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited to that Maximum Return even if the Index Fund Return multiplied by the Participation Rate is greater than that Maximum Return.

Your return on the securities, if any, will not reflect dividends on the equity securities held by the Index Fund.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the equity securities held by the Index Fund and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Final Level. The Final Level reflects the prices of the equity securities held by the Index Fund without taking into consideration the value of dividends paid on those equity securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Final Level may be less than the closing level of one share of the Index Fund on the Maturity Date of the securities or at other times during the term of the securities.

Because the Final Level may be calculated based on the closing level of one share of the Index Fund on one or more Index Valuation Dates during the term of the securities, the closing level of one share of the Index Fund on the Maturity Date or at various other times during the term of the securities, including dates near the Index Fund Valuation Date(s), could be higher than the Final Level. This difference could be particularly large if there is a significant increase in the level of the Index Fund before and/or after the Final Valuation Date, if there is a significant decrease in the level of the Index Fund around the time of the Index Fund Valuation Date(s) or if there is significant volatility in the closing level of one share of the Index Fund during the term of the securities (especially on dates near the Index Fund Valuation Date(s)). For example, when the Index Fund Valuation Date for the securities is near the end of the term of the securities, if the closing levels of one share of the Index Fund increase or remain relatively constant during the initial term of the securities and then decrease below the Initial Level (or the Strike Level, if applicable), the Final Level may be significantly less than if it were calculated on a date earlier than the Index Fund Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Index Fund, the Index, the component stocks underlying the Index or contracts relating to the Index for which there is an active secondary market. Even if the level of the Index Fund increases during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the level of the Index Fund to increase while the market value of the securities declines because the market value of the securities will not be influenced solely by the changes in the level of the Index Fund.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Index Fund has appreciated since the Trade Date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your securities to maturity.

The return for the securities will not be adjusted for changes in exchange rates that might affect the Index Fund Return.

Although the equity securities held by the Index Fund may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Index Fund, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the equity securities held by the Index Fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Fund Return. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures described in “Description of Securities—Payment at Maturity.”

An investment in the securities may be subject to risks associated with non-U.S. securities markets.

The equity securities held by the Index Fund may have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities market in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

There are specific risks associated with the Index Fund.

The Index Fund may have a limited operating history. Even if its shares are listed for trading on a national exchange, there can be no assurance that an active trading market will continue for the shares of the Index Fund or that there will be liquidity in the trading market. In addition, the Index Fund is subject to management risk, which is the risk that the investment strategy of the Index Fund’s investment advisor (the “Advisor”), the implementation of which is subject to a number of constraints, may not produce the intended results.

The correlation between the performance of the Index Fund and the performance of the Index may be imperfect.

While the performance of the Index Fund is linked principally to the performance of the Index, the performance of the Index Fund may also be linked in part to shares of other exchange traded funds, as the Advisor may invest a portion of the Index Fund’s assets in other funds. In addition, the Index Fund may invest in a representative sample of equity securities included in the Index rather than holding all or substantially all of the equity securities included in the

Index. Moreover, the Index Fund will reflect transaction costs and fees that are not included in the calculation of the Index. Finally, because the shares of the Index Fund may be traded on a national exchange and may be subject to market supply and investor demand, the market value of one share of the Index Fund may differ from the net asset value per share of the Index Fund.

For all of the foregoing reasons, the performance of the Index Fund may not correlate perfectly with the performance of the Index. Because of this imperfect correlation, the return on the securities may not be the same as an investment directly in the Index Fund or in the Index or in the equity securities included in the Index, and may not be the same as a debt security with a payment at maturity linked to the performance of the Index.

The Advisor’s policies for the Index Fund and changes that affect the Index could affect the value of the securities and the amount payable on the securities.

The Advisor’s policies concerning the calculation of the Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the Index Fund and manner in which changes affecting the Index are reflected in the Index Fund could affect the market price of the shares of the Index Fund and, thereby, affect the amount payable on the securities at maturity as well as the value of the securities prior to maturity. The amount payable on the securities and their value could also be affected if the Advisor changes these policies, for example, by changing the manner in which it calculates the Index Fund’s net asset value, or if the Advisor discontinues or suspends calculation or publication of the Index Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

In addition, policies concerning the calculation of the Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the Index, could affect the level of the Index and, consequently, could affect the market price of the shares of the Index Fund and, therefore, affect the amount payable on the securities at maturity as well as the value of the securities prior to maturity.

We are not affiliated with any of the issuers of the equity securities held by the Index Fund or included in the Index.

We are not affiliated with any of the issuers of the equity securities held by the Index Fund. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the Index Fund or your securities. None of the money you pay us will go to the Advisor or any of the issuers of the equity securities held by the Index Fund and none of those issuers will be involved in the offering of the securities in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

You will have no shareholder rights in issuers of equity securities held by the Index Fund.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities held by the Index Fund would have.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the price of the shares of the Index Fund on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the price of the shares of the Index Fund. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Index Fund;

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the dividend rate on the equity securities held by the Index Fund (while not paid to holders of the securities, dividend payments on the equity securities held by the Index Fund may influence the market price of the shares of the Index Fund and the market value of options on the Index Fund and, therefore, affect the value of the securities);

•	the time to maturity of the securities;

•	the occurrence of certain events affecting the Index Fund that may or may not require an adjustment to the Share Adjustment Factor;

•	interest and yield rates in the market generally;

•	economic, financial, political, regulatory or judicial events that affect the equity securities held by the Index Fund or financial markets generally;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and the currencies in which the equity securities held by the Index Fund are denominated;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

No one can predict the future performance of the Index Fund based on its historical performance. The level of the shares of the Index Fund may decrease such that you may lose a portion of your investment at maturity.

The anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of the Index Fund. See “Terms of Securities—Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Index Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the equity securities held by the Index Fund and included in the Index and other financial instruments related to the Index Fund, the Index and the equity securities included in the Index on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index Fund or the Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Index Fund or the level of the Index and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose equity securities are held by the Index Fund, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose equity securities are held by the Index Fund. Any prospective purchaser of securities should undertake such independent investigation of each company whose equity securities are held by the Index Fund as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Index Fund or the level of the Index or the price of the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the equity securities held by the Index Fund, the level of the Index Fund and the level of the Index, and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Final Level, the Index Fund closing levels, the Index Fund Return, the Share Adjustment Factor, the anti-dilution adjustments, if any, and the amount that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred. In performing these duties,

Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the closing level of one share of the Index Fund or the Index Fund Return and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Index Fund Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Terms of Securities—Market Disruption Events.”

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

Significant aspects of the tax treatment of the securities are uncertain.

Significant aspects of the tax treatment of the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” in this product supplement. You should consult your tax adviser about your own tax situation.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The following is a general description of certain United States federal tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the securities and receiving payments of interest, principal and/or other amounts under the securities. This summary is based upon the law as in effect on the date of this preliminary drawdown prospectus and is subject to any change in law that may take effect after such date.

This section discusses the material United States federal income tax consequences of owning the securities. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO

CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the securities for United States Federal income tax purposes as a pre-paid forward contract in respect of the Fund. If the securities are so treated, subject to the discussion below regarding the possible application of Section 1260, you should recognize capital gain or loss upon the sale or maturity of your securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities. In general, your tax basis in your securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your securities will generally begin on the date after the issue date (i.e., the settlement date) for your securities and, if you hold your securities until maturity, your holding period will generally include the maturity date.

Possible Application of Constructive Ownership Rules. Although not entirely clear, it is possible that the purchase and ownership of the securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Fund on the date that you purchased your securities and sold such interest in the Fund on the date of the sale or maturity of the securities (the “Excess Gain Amount”). Because the securities will only reflect the appreciation in the value of the Fund itself and will not participate economically in any short-term capital gains or ordinary income that would be recognized by holders of interests in the Fund, it is likely that the Excess Gain amount will be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the securities.

Alternative Treatments. Alternatively, it is possible that the securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale, redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss.

If the securities are treated as a contingent debt instrument and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your securities, it is possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that any gain or loss that you recognize upon the maturity of your securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Index Fund, the Index, the equity securities included in the Index or instruments whose value is derived from the Index Fund, the Index, or the equity securities included in the Index. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the shares of the Index Fund as well as the Initial Level, and therefore effectively establish a higher per-share closing level that the Index Fund must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index Fund, the Index, the equity securities included in the Index or instruments whose value is derived from the Index Fund, the Index, or the equity securities included in the Index. Although we have no reason to believe that any of these activities will have a material impact on the price of the shares of the Index Fund or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING INDEX FUND

The underlying Index Fund to which payment on the securities will be linked will be described in the relevant pricing supplement.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Final Level, the Index Fund closing levels, the Index Fund Return, the Share Adjustment Factor, the anti-dilution adjustments, if any, and the amount that we will pay you at maturity of the securities. In addition, the calculation agent will determine whether there has been a market disruption event. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Initial Level, the Final Level, the Index Fund Return or any Index Fund closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $1,000 security face amount at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate face amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing level of a share of the Index Fund on any Index Fund Valuation Date and consequently the Index Fund Return and the amount that we will pay you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

With respect to the Index Fund (or any successor index fund or other security for which a closing level must be determined), a “market disruption event,” unless otherwise specified in the relevant pricing supplement, means:

(1) (A) the occurrence or existence of a suspension, absence or material limitation of trading of the shares of the Index Fund (or such successor index fund or such other security) on the primary market for such shares (or such successor index fund or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

(B) a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the Index Fund (or such successor index fund or such other security) as a result of which the reported trading prices for such shares (or such successor index fund or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(C) the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the Index Fund (or such successor index fund or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; or

(2) the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20 percent or more of the level of the Index (or the underlying index related to the successor index fund) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or

(3) the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the Index (or the underlying index related to the successor index fund) or shares of the Index Fund (or such successor index fund or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, in each case, a determination by the calculation agent in its sole discretion that any event described in clauses (1), (2) and (3) materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Index (or the underlying index related to the successor index fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the underlying index related to the successor index fund) shall be based on a comparison of (x) the portion of the level of the Index (or the underlying index related to the successor index fund) attributable to that security relative to (y) the overall level of the Index (or the underlying index related to the successor index fund), in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:

(1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

(2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

(3) limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(4) a suspension of trading in futures or options contracts on the Index or shares of the Index Fund (or such successor index fund or such other security) by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or such successor index fund or such other security); and

(5) a suspension, absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to the Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or such successor index fund or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

Share Splits and Reverse Share Splits

If the shares of the Index Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

the number of shares which a holder of one share of the Index Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

Share Dividends or Distributions

If the Index Fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the Index Fund that is given ratably to all or substantially all holders of shares of the Index Fund or (ii) distribution of shares of the Index Fund as a result of the triggering of any provision of the corporate charter of the Index Fund, then, once the dividend or distribution has become effective and the shares of the Index Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of the Index Fund.

Non-cash Distributions

If the Index Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the Index Fund to all or substantially all holders of shares of the Index Fund (other than (i) share dividends or distributions referred to under “—Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions”

below), then, once the distribution has become effective and the shares of the Index Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of one share of the Index Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of the Index Fund means the arithmetic average of the closing levels of one share of the Index Fund for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” shall mean the first trading day on which transactions in the shares of the Index Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of the Index Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Index Fund by an amount equal to at least 10% of the closing price of the Index Fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the closing price of the Index Fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Alternate Calculation of Closing Level

If the Index Fund (or a successor index fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund (or such successor index fund) (such index fund being referred to herein as a “successor index fund”). If the Index Fund (or a successor index fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund. If a successor index fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund, that successor index fund or closing level will be substituted for the Index Fund (or such successor index fund) for all purposes of the securities.

If at any time:

•	the Index (or the underlying index related to a successor index fund) is changed in a material respect, or

•

the Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the Index Fund (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange-traded fund comparable to the Index Fund (or such successor index fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the Index Fund (or such successor index fund), as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing level of one share of the Index Fund upon written request by any investor in the securities.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $1,000 face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 security face amount as described under the caption “Description of Securities—Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Index Fund Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Index Fund Valuation Dates in excess of one) shall be the corresponding Index Fund Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.